CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to Registration Statement No. 33-58846 on Form N-1A of our reports dated December 30, 2009, relating to the financial statements and financial highlights of Lord Abbett Alpha Strategy Fund, Lord Abbett Fundamental Equity Fund (formerly Lord Abbett All Value Fund), Lord Abbett International Core Equity Fund, Lord Abbett International Dividend Income Fund, Lord Abbett International Opportunities Fund, Lord Abbett Large-Cap Value Fund, Lord Abbett Micro-Cap Growth Fund, Lord Abbett Micro-Cap Value Fund, and Lord Abbett Value Opportunities Fund, nine of the portfolios constituting the Lord Abbett Securities Trust, appearing in the Annual Reports on Form N-CSR of Lord Abbett Securities Trust, for the year ended October 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
February 25, 2010